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                                   EXHIBIT 21
                              GRAND CASINOS, INC.
                                  SUBSIDIARIES


              -    BL Development Corp., a Minnesota corporation
                   - BL Utility Corp., a Minnesota corporation


                -    Grand Casinos Nevada I, Inc., a Minnesota corporation

                -    Mille Lacs Gaming Corporation, a Minnesota corporation

                - Grand Casinos of Louisiana, Inc. - Tunica-Biloxi, a Minnesota corporation

                - Grand Casinos of Louisiana, Inc. - Coushatta, a Minnesota corporation
                     - Magnum Investments of Lake Charles, Inc., a Louisiana corporation
                     - R & W Investments of Lake Charles, Inc., a Louisiana corporation



                - Grand Media & Electronic Distributing, Inc., a Minnesota corporation

                -    Grand Casinos Resorts, Inc., a Minnesota Corporation

                - Grand Casinos of Mississippi, Inc. - Gulfport, a Minnesota corporation

                - Grand Casinos of Mississippi, Inc. - Biloxi, a Minnesota corporation

                - Grand Casinos Biloxi Theater, Inc., a Minnesota corporation

                -    Stratosphere Corporation, a Delaware corporation